                                                                    EXHIBIT 10.1

                             DISTRIBUTOR AGREEMENT

AGREEMENT, dated as of June 5, 1997, between (1) CYBEX International, Inc., a New York corporation ("CYBEX"), (2) Trotter Inc., a Delaware corporation having its principal place of business at 10 Trotter Drive, Medway, Massachusetts ("Trotter"), (3) Forza Fitness Equipment Ltd., a company registered in England with number 2836238 (the "Distributor"), and (4) The Forza Group Limited, a company registered in England with number 2768509 ("Forza").

                             PRELIMINARY STATEMENT
                             ---------------------

(A) CYBEX has entered into the Agreement and Plan of Merger dated as of December 27, 1996 (the "Merger Agreement"), among itself, Trotter, and Cats Tail, Inc., a wholly-owned subsidiary of CYBEX, pursuant to which Cats Tail, Inc. has merged with and into Trotter, with the result that Trotter has become a wholly-owned subsidiary of CYBEX (the "Merger").

(B) CYBEX, the Distributor and Trotter have agreed that, subject as provided in Clause 2, CYBEX/Trotter shall appoint the Distributor its exclusive distributor for certain products within the Territories on the terms and conditions more fully set forth herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.   Definitions
     -----------

     (a) The following terms, when utilized herein, shall have the indicated meanings:

          business day:             A day (other than a Saturday or Sunday) on
          ------------
                                    which banks are open for business in London;

          Cardiovascular Products:  Any cardiovascular-based health or fitness
          -----------------------
                                    related products or equipment of any kind
                                    (including any improvements, modifications, supplements, or replacements therefor) which, in any such case, are developed, manufactured, and/or promoted by any member of the CYBEX Group from time to time, but excluding New Products;

          Cost:                     The cost to CYBEX/Trotter of the Strength
          ----
                                    Products and Isokinetic Products as
                                    certified by CYBEX/Trotter, from time to time, on the basis of the cost model set out in Exhibit A;

          CYBEX Forza:              CYBEX Forza International Ltd., a company
          -----------
                                    registered in England with number 3215786;
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          CYBEX Group:              CYBEX and all its subsidiary undertakings
          -----------
                                    and associated undertakings from time to time;

          CYBEX Products:           Together CYBEX Cardiovascular Products,
          --------------
                                    CYBEX Strength Products, and Isokinetic
                                    Products;

          CYBEX Proprietary Marks:  The trademarks and/or trade names and/or
          -----------------------
                                    logos of CYBEX listed in Exhibit B and/or any other such trade marks and/or trade names and/or logos used on or in relation to the CYBEX Products from time to time;

          CYBEX/Trotter:            CYBEX and/or Trotter, as applicable;
          -------------

          Effective Date:           The effective date of this Agreement, as
          --------------
                                    provided in Clause 2;

          Enlarged Territory:       Those territories edged and hatched black
          ------------------
                                    (including the area edged and hatched blue) on the map included in Exhibit C together with any other geographical area(s) which may be included by written agreement of the parties;

          Fitness Products:         Together Cardiovascular Products and
          ----------------
                                    Strength Products;

          Force Majeure:            In relation to any party, war, civil
          -------------
                                    conflicts, floods, Acts of God, strike,
                                    lock-out or other form of Industrial action or any other cause beyond its control and for which it is not responsible;

          Isokinetic Business:      The sale and promotion of Isokinetic
          -------------------
                                    Products currently carried on by CYBEX;

          Isokinetic Products:      Those products listed in Exhibit D together
          -------------------
                                    with any other derivative products which are internally developed by CYBEX from time to time;

          New Products:             Any health, fitness or medical products or
          ------------
                                    equipment of any kind (including any
                                    improvements, modifications, supplements, or replacements therefor) which, in any such case,

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

                                    are manufactured or promoted by a
                                    third party (other than a member of the
                                    CYBEX Group) and which products (or the
                                    rights thereto or interest therein) are
                                    acquired by any member of the CYBEX Group together with any medical products developed by any member of the CYBEX Group;

          Products:                 Such Cardiovascular Products, Strength
          --------
                                    Products, Isokinetic Products, Reactor and
                                    New Products as to which the Distributor from time to time, in accordance with the provisions hereof, acts as a distributor within the Territories (for the avoidance of doubt, unless otherwise stated, Products shall include parts for Products);

          Proprietary Marks:        Together the CYBEX Proprietary Marks and
          -----------------
                                    Trotter Proprietary Marks, together with any trademarks and/or logos used on or in connection with any Product;

          Reactor:                  The product manufactured by CYBEX and known
          -------
                                    as "The Reactor";

          Strength Products:        Any strength-based health or fitness related
          -----------------
                                    products or equipment of any kind (including any improvements, modifications, supplements, or replacements therefor) which, in any such case, are developed, manufactured and/or promoted by any member of the CYBEX Group from time to time, but excluding New Products;

          Term:                     The term of this Agreement;
          ----

          Termination Agreement:    The agreement of even date herewith between
          ---------------------
                                    the parties to this Agreement;

          Territories:              Such portions of the Territory and the
          -----------
                                    Enlarged Territory as to which the
                                    Distributor from time to time, in accordance with the provisions hereof, has been appointed as a distributor of Products;

          Territory:                England, Scotland, Wales, Germany, Austria,
          ---------
                                    Switzerland, and Russia (as defined by the old

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                                    USSR and as edged and hatched blue on
                                    the Territory map included in Exhibit C);

          Trotter Proprietary Marks:The trademarks and/or trade names and
          -------------------------
                                    logos of Trotter listed in Exhibit E and/or any other such trade marks and/or trade names and/or logos used on or in relation to the Trotter Products from time to time;

          Trotter Products:         Together Trotter Cardiovascular Products and
          ----------------
                                    Trotter Strength Products.

     (b) References to the singular shall include the plural and to any gender shall include every gender and references to persons shall include corporations and unincorporated associations.

2.   Effectiveness of Agreement
     --------------------------

     This Agreement shall be effective solely upon CYBEX and Forza having complied with their obligations under Clauses 2 and 3 of the Termination Agreement. In the event that the above condition is not consummated on or before July 1, 1997 (or such later date as may be agreed to by the parties), this Agreement shall be void and of no further force or effect.

3.   Appointment of Distributor
     --------------------------

     (a) CYBEX hereby appoints the Distributor as of the Effective Date as its sole and exclusive distributor for the sale, marketing and promotion of

          (i)     the CYBEX Products and the Reactor in the Territory;

          (ii)    the Reactor in the Enlarged Territory until 31 December 1997;
                  and

          (iii) the Isokinetic Products in the Enlarged Territory until 31 December 1997 or until the sale of the Isokinetic Business or the discontinuance by CYBEX of said Business (whichever is the earlier)

          in each case in accordance with the terms of this Agreement.

     (b) CYBEX/Trotter shall on the Effective Date serve notice of termination of the existing Distributor Agreement dated January 10, 1994 between Trotter and Polaris International, which notice shall state that such termination shall be effective three months after the date of notice.

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

     (c) CYBEX/Trotter shall appoint the Distributor with effect from the termination of the agreement referred to in Clause 3(b) as its sole and exclusive distributor for the sale, marketing and promotion of the Trotter Products in England, Scotland and Wales all in accordance with the terms of this Agreement.

     (d) CYBEX/Trotter hereby appoints the Distributor as of the Effective Date as its sole and exclusive distributor for the sale, marketing and promotion of the Trotter Products in the Territory (other than England, Scotland and Wales) all in accordance with the terms of this Agreement.

     (e) Prior to commencing the sale of New Products in the Territory, CYBEX shall offer the Distributor the right to be the exclusive distributor in the Territory for such New Products, at the best pricing offered by CYBEX and on such other commercial terms as are generally offered to CYBEX's other distributors. Such offer shall be in writing and shall include all material terms of the proposed arrangement. If the Distributor accepts such offer (which acceptance must be made in writing within thirty days after receipt of such offer), it shall be the exclusive distributor for such New Products in the Territory. If the Distributor does not provide such notice of acceptance in accordance with this Clause, (i) the Distributor shall have no right to promote, market or sell such New Products in the Territory, (ii) the term "Products" as utilized herein shall specifically exclude such New Products, and (iii) CYBEX shall be free to promote, market and sell such Products throughout the Territory in any manner it determines to be appropriate.

     (f) During the Term CYBEX will not appoint, nor will it permit Trotter or any other subsidiary to appoint, another authorized distributor in the Territory for Products; provided that Trotter may, subject to Clause 3(b), continue to utilize Trotter UK/Polaris International as its distributor in England, Scotland and Wales until the effective termination of the agreement referred to in Clause 3(b). During this period of time, Trotter shall only accept orders from Trotter UK/Polaris International against orders evidenced in writing and sold by Trotter UK/Polaris International. CYBEX and Trotter each reserves the right to sell and distribute Products to anyone on any terms outside of the Territory and to terminate the manufacture or sale to the Distributor of any Product if it has ceased to manufacture and sell any such Product throughout the world.

     (g) The Distributor shall be entitled, subject to Clause 9(e), to promote and market the Products in the Territories in any reasonable manner and, in particular, to resell the Products to its customers at such prices as it may determine and, subject to Clause 4(l), to appoint and remove sales agents or sub-distributors for any jurisdiction within the Territories on an exclusive or nonexclusive basis in connection with the sales or marketing of the Products as aforesaid.

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     (h)  For the avoidance of doubt, the Distributor shall be entitled to fulfill (but not solicit) orders for Fitness Products for supply to medical establishments in the Enlarged Territory until 31 December 1997.

     (i) Notwithstanding any other provision of this Agreement, all distributors (including sub-distributors) and/or dealers with whom CYBEX Forza is carrying on business at the Effective Date shall for the period of 30 days thereafter be entitled to place orders for CYBEX Products through and for the account of the Distributor.

     (j) Notwithstanding any other provision of this Agreement, all distributors (including sub-distributors) and/or dealers with whom Trotter is carrying on business at the Effective Date shall for the period of 30 days thereafter be entitled to place orders for Trotter Products through and for the account of Trotter.

     (k) Following the Effective Date, the parties shall cooperate to ensure that payments received by CYBEX Forza and/or the Distributor and/or CYBEX/Trotter are applied to the oldest outstanding invoices of CYBEX Forza and/or CYBEX/Trotter.

4.   Distributor Responsibilities
     ----------------------------

     Distributor hereby undertakes to:

     (a) Actively and aggressively promote, demonstrate and sell Products throughout the Territories.

     (b) Submit an outline marketing plan to CYBEX at least 60 days prior to the beginning of each of CYBEX's fiscal years, outlining promotional activities, advertising, pricing strategies, training requirements and sales forecasts for that fiscal year, the first such plan to be submitted in respect of the fiscal year commencing January 1, 1998.

     (c) Provide or procure the provision of prompt and appropriate installation, repair and maintenance services to customers in the Territories and instruct them in the proper use and care of Products.

     (d) Absorb labor costs for repair and service on Products under warranty, except (i) where such costs are incurred in respect of Products sold prior to the Effective Date of this Agreement (in which case CYBEX/Trotter shall reimburse the Distributor for any actual costs within 60 days of receipt of evidence of same, provided the Distributor uses reasonable endeavours to utilize the most efficient means of warranty service; this reimbursement procedure shall be effective during 1997 and shall be subject to adjustment as mutually agreed between the parties as of January 1, 1998), without regard to the customer's source of the Products, and (ii) that Distributor will be entitled to standard warranty reimbursement for Products under warranty sold after the Effective Date of this Agreement;

     (e) Assure, with the full cooperation of CYBEX/Trotter, that Distributor's sales and service personnel are thoroughly and properly trained.

     (f)  Establish and maintain an adequate inventory of replacement parts.

     (g) Maintain demonstration models of at least two CYBEX or Trotter models per Product category on display.

     (h) Assist CYBEX/Trotter in securing any necessary clearance for the legal sale of Products in the Territories.

     (i) Communicate as often as is reasonably necessary with CYBEX/Trotter regarding promotional activities, service situations, and other matters relating to performance under this Agreement.

     (j) Keep confidential all technical and marketing information supplied by CYBEX/Trotter unless such information has become public knowledge through no fault of the Distributor.

     (k) Subject to Clause 5(c), assume sole responsibility for all costs and expenses of its own activities, programs and operations carried out in pursuit of the objectives of this Agreement.

     (l) Use all reasonable endeavors as soon as reasonably practicable following its appointment under Clause 3(c) (i) to appoint Trotter UK/Polaris International as a sub-distributor of Trotter Products in Great Britain under fair and reasonable terms as agreed between the Distributor and Trotter UK/Polaris International provided that CYBEX has complied with its obligations under Clause 5(q), and (ii) to continue such sub-distributor relationship during the Term.

     (m)  Meet or exceed the Performance Criteria set forth in Clause 13.

     (n)  Meet the payment terms set forth in Clause 7.

5.   CYBEX/Trotter Responsibilities
     ------------------------------

     CYBEX/Trotter hereby undertakes to:

     (a) Provide sales manuals, service manuals and such other promotional and documentary materials as are available from time to time and which are normally provided to the overseas distribution network at no cost to the Distributor save for any reproduction costs.

     (b) Provide promotional literature in English at no charge in reasonable quantities and furnish existing artwork for production of literature or advertisements by Distributor at no charge. Copies of artwork, photographs or advertisements for the production of literature or advertisements by the Distributor shall be charged at reproduction cost only.

     (c) Provide to the Distributor the same global marketing program it provides to others and, in addition, each year CYBEX will reimburse the Distributor for its participation in the FIBO show in Germany and the LIW show in the United Kingdom in an aggregate amount equal to the average CYBEX cost for these shows for the three years prior to the Effective Date, plus any additional amounts agreed to by the parties as part of the Distributor's marketing plan. During the first year following the Effective Date these additional amounts will include the amount which is necessary to fund the trade show presence at the FIBO show 1998 and the LIW show 1997 and which Trotter has at the date of this Agreement agreed to purchase. Trotter will as soon as practicable following the Effective Date inform the organizers of said shows that the Distributor is its authorized representative thereat. Reimbursements will be made 90 days following actual expenditures during the remainder of 1997 and 60 days following actual expenditures thereafter.

     (d) Provide timely delivery of orders in accordance with prevailing manufacturing lead times. The time period from order to availability will be consistent with the time period from order to availability for other CYBEX/Trotter distributors of like size. CYBEX/Trotter shall not be liable to Distributor for failure to deliver or for delay in making delivery if such failure or delay results from any event brought about by causes other than wilful or grossly negligent conduct by CYBEX/Trotter.

     (e) Organize training programs for Distributor's sales and service personnel. CYBEX will assume responsibility for normal room and board for Distributor personnel while they are in Massachusetts or Minnesota for training.

     (f) Offer as soon as reasonably practicable following any request therefor such technical assistance for service and repair problems as the Distributor may experience and may reasonably require.

     (g) Forward to the Distributor any sales leads for Products received from the Territories, including requests for quotation.

     (h) Keep confidential all confidential information supplied to CYBEX/Trotter by the Distributor unless such information has become public knowledge through no fault of CYBEX or any member of the CYBEX Group.

     (i) Submit an outline marketing plan to the Distributor at least 60 days prior to the beginning of each of CYBEX's fiscal years, outlining promotional activities, advertising, pricing strategies, training requirements and sales forecasts for that fiscal year, the first such plan to be submitted in respect of the fiscal year commencing January 1, 1998.

     (j) Communicate as often as is reasonably necessary with Distributor regarding product changes, pricing, promotional data and other information that would be of assistance to Distributor.

     (k) Not appoint any other person as a distributor or agent for the Isokinetic Products in the Enlarged Territory while the Distributor is acting as exclusive distributor pursuant to Clause 3(a)(ii).

     (l) Not directly or indirectly, while the Distributor is acting as exclusive distributor pursuant to this Agreement, supply to any other person (i) any of the Products for resale in the Territory and/or (ii) any of the Isokinetic Products for resale in the Enlarged Territory or sell any Products itself in the Territories.

     (m) Supply to the Distributor up-to-date copies of cost lists for the Strength Products and Isokinetic Products from time to time.

     (n) Supply to the Distributor up-to-date copies of distributor prices for the Strength Products from time to time.

     (o) Supply to the Distributor up to date copies of all list prices for Cardiovascular Products and the Reactor from time to time.

     (p) Ensure that the pricing for Cardiovascular Products and/or Strength Products and/or the Reactor is equal to the most favorable pricing then in place by CYBEX/Trotter and inform the Distributor within five business days of any changes to most favorable pricing for Cardiovascular Products and/or Strength Products and/or the Reactor.

     (q) Procure that, as soon as reasonable practicable after the Distributor's appointment under Clause 3(c), Trotter UK Limited shall change its name to such name as shall not include the word "Trotter" or any word reasonable capable of being confused with the word "Trotter."

6.   Exclusions
     ----------

     Distributor and Forza each hereby agrees:

     (a) Subject to Clause 6(b), not to manufacture, promote, distribute or sell products within the Territories which both:

          (i) are intended for resale at a price within 5% of the price of any Product in the Territories; and

         (ii) perform substantially the same function and have substantially the same features as the Product referred to in (i);

         provided, however, this restriction shall not apply to any products which may be acquired by the Distributor from any manufacturer with which the Distributor is actively trading as of the date of this Agreement, a list of which is set out as Exhibit F.

     (b) With effect from December 31, 1997 to cease distributing and acting as a distributor of products manufactured by Quinton and to begin to reduce its distribution of such products as of July 31, 1997.

     (c) Subject to Clause 3(i) of this Agreement and to the sale, pursuant to the Termination Agreement, of the Allocated Inventory (as defined in the Termination Agreement), not to promote, distribute or sell Products outside the Territories without the prior written consent of CYBEX.

     (d) Not to make changes or alterations to the Products without the prior written consent of CYBEX.

7.   Pricing and Terms of Supply
     ---------------------------

     (a) Upon receipt of each order CYBEX/Trotter shall exercise best endeavours to inform the Distributor as soon as reasonably practicable of the estimated date on which the Products will be available ex-factory, and the time period from order to availability will be consistent with the time period from order to availability for other CYBEX/Trotter distributors of like size. CYBEX/Trotter shall notify the Distributor as soon as reasonably practicable if it becomes aware of circumstances that will cause these estimated dates to be exceeded. CYBEX/Trotter shall provide weekly updates of changes in manufacturing lead times.

     (b) Purchase orders, invoices and directions/instructions issued pursuant to this Agreement and any other directions or instructions issued by either the Distributor or CYBEX/Trotter shall be consistent with this Agreement, and any additional terms or conditions whatsoever shall not be binding, upon the parties unless separately agreed to in writing by the receiving party, and if there is any inconsistency between any purchase orders, invoices or other directions or instructions and this Agreement, this Agreement shall prevail.

     (c) All Products to be supplied under this Agreement shall be sold ex-factory, excluding freight, insurance, custom duties, export crating, and forwarding, banking and consularization fees, which shall be paid by Distributor, at the following prices:

          (i)  Strength Products - Cost plus 23% thereof;

         (ii)  Isokinetic Products - Cost plus 35% thereof;

        (iii) Cardiovascular Products and the Reactor - 50% off the prevailing domestic price list published from time to time by CYBEX/Trotter (which may include price increases) or the best pricing then available from CYBEX/Trotter (whichever is more favorable to the Distributor). CYBEX and Trotter each warrants to the Distributor that this discount rate is equal to the most favorable pricing currently in place by CYBEX or Trotter, as applicable, and undertakes to the Distributor that this discount rate shall not be adversely altered for the Distributor and that the Distributor shall receive the benefit of any improvement in pricing by CYBEX/Trotter. If a product discount is used in lieu of cash with respect to a promotional or marketing program, CYBEX and Trotter need not include such product discount in determining best pricing available.

         (iv) Parts shall be supplied at the best applicable discounts available to other distributors.

     (d) CYBEX/Trotter will be responsible for all standard packaging and will provide labour for packing the Products into standard shipment containers at its warehouse(s), but it shall not be responsible for the costs of such containers.

     (e) Distributor shall be responsible for all costs of shipment, including freight, insurance, customs duties, export crating, and forwarding, banking and consularization fees, including those of U.S. banks.

     (f) CYBEX/Trotter shall give to the Distributor not less than 90 days notice of any changes in the prices of any Products. Prior notification of parts price increases, however, shall be not less than seven days. Such notice may be by letter or fax and may indicate future price increases as a percentage of current prices. Orders received in writing, delivered by mail, fax or courier, before the effective date of a new price list shall be invoiced according to the prices prevailing at time of receipt of order, regardless of prices prevailing at time of shipment, provided they call for immediate shipment and acceptance of goods subject to normal manufacturing lead times.

     (g) During calendar year 1997, invoices shall be paid in full in US dollars within ninety days of the invoice date therefor (which shall be the date of shipment of the Products). Effective January 1, 1998, unless otherwise agreed to in writing, invoices shall be paid in full in US dollars within sixty days of the invoice date therefor (which shall be the date of shipment of the Products). The applicable date for payment is hereinafter referred to as the "Due Date."

     (h) If the Distributor fails to pay the price for any Products on or before the Due Date therefor CYBEX/Trotter shall be entitled to charge and collect from the Distributor interest at the rate of 18% per annum on the relevant invoice value.

     (i) If the Distributor fails to pay the price for any Products within 15 days after the Due Date therefor CYBEX/Trotter shall be entitled to withhold shipment of future Products until such time as the Distributor shall have remedied such non-payment unless the nonpayment has arisen as a result of a bona fide dispute between the parties with respect to which the Distributor has given CYBEX/Trotter at least 30 days prior written notice.

     (j) CYBEX/Trotter is not obligated to provide consignment inventory after the Effective Date, and the parties shall handle existing consignment inventory on a mutually agreeable basis.

8.   Limitations
     -----------

     Nothing in this Agreement shall be construed as authorizing the Distributor to contract any debt or liability on behalf of CYBEX or the CYBEX Group. Subject to Clause 4(d), CYBEX/Trotter will not be liable for any expenditures made or incurred by Distributor in connection with the performance of the Distributor's obligations pursuant to this Agreement.

9.   Licence and Intellectual Property
     ---------------------------------

     (a) CYBEX/Trotter hereby grants during the Term and thereafter during the sell-off period referred to in Clause 12, a royalty free exclusive licence, subject to the terms of this Agreement, to use the Proprietary Marks within the Territories in connection with the distribution of Products.

     (b) The Distributor acknowledges that all CYBEX Proprietary Marks are valid and belong exclusively to CYBEX and that all Trotter Proprietary Marks are valid and belong exclusively to Trotter, and the Distributor agrees not contest the same or any other proprietary rights of CYBEX or Trotter during the Term or at any time thereafter.

     (c) The Distributor shall be entitled to describe itself as CYBEX's and Trotter's "Authorized Distributor" for the Products as contemplated by this Agreement.

     (d) The Distributor and CYBEX/Trotter agree to cooperate with each other as shall be necessary to prevent any acts of trademark infringement or unfair competition with respect to any Proprietary Marks and CYBEX/Trotter shall be obliged to take all such steps as shall be necessary to prevent the same, but CYBEX/Trotter shall have sole control over all actions and legal proceedings to suppress infringement of and unfair competition with respect to any such Proprietary Marks and any costs incurred by the Distributor at the request of CYBEX/Trotter in connection with such actions and legal proceedings shall be at CYBEX's/Trotter's expense.

     (e) Distributor agrees that it will use the Proprietary Marks in connection with the promotion and sale of Products and customer service for Products only in such manner, to such extent, and for such purposes as are within CYBEX/Trotter's accepted manner of usage of such Proprietary Marks as communicated by CYBEX/Trotter to the Distributor in writing from time to time.

10.  Duration
     --------

     This Agreement shall come into force on the date hereof, subject to Clause 2, and, except as provided herein, shall continue for a fixed term until 31 December 2002, at which point:

     (a) if the Distributor has not met the performance criteria set forth in Clause 13(b) for the calendar year 2002, CYBEX will have the right to terminate this Agreement during the 90 day period referred to in Clause 13(c); or

     (b) if the Distributor has met the performance criteria set forth in Clause 13(b) for the calendar year 2002, the Term shall thereafter be terminable on not less than 24 calendar months' written notice to expire at any time on or after 31 December 2004. In the event of any such extension of the Term, then this Agreement shall thereafter be varied such that:

          (i) the prices relating to the supply of Products shall be equal to the most favorable prices then in place by CYBEX/Trotter (and CYBEX/Trotter undertakes to the Distributor that such prices shall be adjusted upon any change in the most favorable prices by CYBEX/Trotter); and

         (ii)  Clause 13 shall no longer apply.

11.  Warranties, Liability and Replacement Parts Service
     ---------------------------------------------------

     (a)  CYBEX/Trotter warrants to the Distributor that:

          (i) all Proprietary Marks are (or will be in respect of any applications for registration of such marks made following the date hereof) capable of being licensed as set out hereunder; and

         (ii) it is not aware of any rights of any third party which would render the sale of the Products, or the use of any of the Proprietary Marks on or in relation to the Products, unlawful or an infringement of any third party rights relating thereto, nor has it received any written notification from any third party alleging such infringement;

     (b) CYBEX warrants to the Distributor that any information supplied by it or any member of the CYBEX Group to the Distributor pursuant to this Agreement shall be complete and accurate in all material respects and shall not omit anything which would affect the accuracy of said information in any material respect.

     (c) The Distributor warrants to CYBEX that any information supplied by it to CYBEX or to any member of the CYBEX Group pursuant to this Agreement shall be complete and accurate in all material respects and shall not omit anything which would affect the accuracy of said information in any material respect.

     (d) All sales of Products hereunder shall comply with relevant CE and TUV requirements (where applicable) and shall be made pursuant to CYBEX's/Trotter's standard written warranty, as from time to time in effect. Without limiting the foregoing, and notwithstanding any contrary provision contained herein, CYBEX's and Trotter's responsibility with respect to any defect in material or workmanship of, or in connection with any injury to persons or property caused by, the Products sold hereunder shall be solely governed by the terms and provisions of such standard warranty. Except for such written warranty, CYBEX AND TROTTER EACH HEREBY DISCLAIMS ALL WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING IMPLIED WARRANTIES ON MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

     (e) Distributor shall be solely responsible for any warranty in connection with any sales of Products which it has provided other than the warranties set forth in CYBEX's/Trotter's published warranty policies which have supplied to the Distributor by CYBEX/Trotter.

     (f) Distributor agrees to follow the procedures established from time to time by CYBEX/Trotter and supplied to the Distributor for the processing and disposition of warranty claims and the return and disposition of replacement parts supplied by CYBEX/Trotter for Products which are claimed to be defective.

     (g) Distributor's obligation hereunder extends, subject to Clause 4(d), to all Products under warranty presented to Distributor by a customer in the Territories, regardless of when the Products were sold and whether Distributor sold Products to the customer.

     (h) CYBEX/Trotter will provide replacement Products/replacement parts for Products during the Term, at no cost to Distributor (except duty), in accordance with the applicable warranty described in Clause 11(d).

     (i) CYBEX shall to the fullest extent permitted by law indemnify, defend and hold harmless the Distributor from and against any and all claims, actions, liabilities, demands, proceedings or judgments (collectively, "Claims") brought or established against the Distributor in any jurisdiction by any third party arising from or related to (i) CYBEX disposing of or ceasing to carry on the Isokinetic Business and/or
          (ii) CYBEX's actions or omissions in connection with the termination of the agreement referred to in Clause 3(b) and/or the termination of any other existing agreements or arrangements relating to the distribution of Trotter Products in the Territory, provided that the Distributor gives CYBEX prompt notice of the assertion of the Claims, the Distributor provides reasonable assistance as requested by CYBEX (and at CYBEX's expense) in the defense of the Claim, and CYBEX has the sole right to control the defense and settlement of the Claim, and provided further that CYBEX's obligations hereunder shall not apply to any claims arising from actions or omissions of the Distributor.

12.  Termination
     -----------

     (a) This Agreement may be terminated by CYBEX with respect to any country or countries within the Territory in accordance with Clause 13(c).

     (b) Except to the extent that a greater notice period is required by any applicable statute, CYBEX shall have the right to terminate the Agreement (or by part thereof) with immediate effect by sending notice to Distributor by certified mail, return receipt requested or by fax, for the following specific reasons:

          (i) The dissolution, liquidation or change of ownership (i.e. transfer of majority of capital stock) of the Distributor.

         (ii) The voluntary institution by the Distributor of any proceeding seeking relief or readjustment of indebtedness or the involuntary institution against the Distributor of any such proceedings.

        (iii) Any sale, assignment or transfer or attempted sale, assignment or transfer by the Distributor of such part of its business as relates to the distribution of the Products without the prior written consent of CYBEX, not to be unreasonably withheld.

         (iv) Submission by Distributor of a fraudulent report or statement or of a fraudulent claim for reimbursement, refund or credit which in any case has not been remedied by the Distributor within thirty (30) days of Distributor's receipt of written notice of same from CYBEX.

          (v) The failure of Distributor to pay any invoice hereunder within 60 days after the Due Date of the relevant invoice, provided that CYBEX has given the Distributor at least thirty (30) days prior written notice in accordance with Clause 25.1 of Distributor's failure to pay on the Due Date.

     (c) Except to the extent that a greater notice period is required by any applicable statute, the Distributor shall have the right to terminate this Agreement with immediate effect by sending notice to CYBEX by certified mail, return receipt requested, or by fax, for the following specific reasons:

          (i)  The dissolution or liquidation of CYBEX.

         (ii) The voluntary institution by CYBEX of any proceeding seeking relief or readjustment of indebtedness or the involuntary institution against CYBEX of any such proceedings.

     (d) Upon termination of this Agreement, the Distributor may sell stocks of Products (and, to the extent that such stocks are insufficient CYBEX/Trotter will supply to the Distributor sufficient numbers of Products) to enable the Distributor to fulfil orders which it has accepted from customers prior to the date of termination of this Agreement but which are unfulfilled (in whole or in part) or to otherwise dispose of its stock on hand.

     (e) Upon termination of this Agreement, all outstanding debts or claims which one party may have against the other shall become immediately due.

     (f) Upon termination of this Agreement, CYBEX is entitled (but not obligated), subject to Clause 12(d), to take over Distributor's stock of Products at that time to dispose of as is seen fit, in which event it will credit Distributor with ex-factory prices (including freight and duty) for the corresponding goods (as long as they are in good repair and condition).

     (g) After termination of this Agreement, Distributor shall save as provided in Clause 12(d) refrain from the use or promotion of equipment, literature or advertising matter related to CYBEX, Trotter or the Products which may imply or suggest a continuing relationship with CYBEX or Trotter.

     (h) Upon termination of this Agreement, Distributor shall provide CYBEX with the names and addresses of all customers who purchased and/or obtained service for Products from or by Distributor and the service records of all such customers.

     (i) Nothing in this Clause 12 shall be construed as adversely affecting the rights and remedies of the parties as provided by law with respect to breaches of this Agreement.

13.  Performance Criteria
     --------------------

     (a) The parties agree that the initial base sales figures for the purposes of this Clause shall (i) in respect of each individual country within the Territory be as set out in Column (1) of Schedule 1 (the figures for each individual country in said Column being an "Individual Base Amount") and (ii) in respect of the entire Territory be the aggregate total of all Individual Base Amounts, being the "Total Base Amount."

     (b) The Distributor undertakes to CYBEX to ensure that the aggregate price of Products ordered during each successive period of 12 months commencing 1 January 1998 is equal to or exceeds the Total Base
          Amount:

          (i) plus on a compound basis 15% thereof (being the aggregate total (the "Total Adjusted Base Amount") of the amounts set out in Columns (2) -(6) of Schedule 1 (being in respect of each country an "Individual Adjusted Base Amount")); or

         (ii) plus on a compound basis x% thereof (where x equals the amount (expressed as a percentage) by which the aggregate turnover of CYBEX and Trotter worldwide sales (net of sales pursuant to this Agreement) for the relevant period of 12 months exceeds said turnover in the immediately preceding period of 12 months, in each case as set out in the relevant accounts of CYBEX), whichever is the lower.

     (c) In the event that the Distributor fails to meet the performance criteria set forth in Clause 13(b) for any year, CYBEX shall be entitled, at any time during the 90-day period following the publication of CYBEX's audited financial statements for the year, to terminate this Agreement in respect of any country or countries in the Territory where the aggregate price of Products ordered for re-sale in that country during the prior year is less than the relevant Individual Base Amount or Individual Adjusted Base Amount, but such termination shall be without prejudice to the Distributor's rights to the remaining countries in the Territory. The provisions of Clause 12(d) shall apply to the sales of any Products following any such termination by CYBEX.

     (d) The parties agree that if the lead delivery times (being the period between the placement of any confirmed orders for Products and shipment thereof) are longer than eight weeks then this may have an adverse effect upon the Distributor's ability to comply with its obligations under Clause 13(b) and the parties shall agree upon such adjustment to the performance criteria in Clause 13(b) as shall be reasonable in the circumstances.

     (e) The Distributor shall provide to CYBEX within 60 days after the end of each year all information reasonably required to determine the price of Products ordered for re-sale in each country listed on Schedule 1 for that year.

14.  Isokinetic Business
     -------------------

     (a) In the event that CYBEX intends to sell or otherwise dispose of the Isokinetic Business it shall provide the Distributor with a notice (a "Transfer Notice") as soon as reasonably practicable and in any event not less than 14 days prior to such sale or other disposition setting out all material terms upon which it intends to sell or otherwise dispose of said Business and shall offer to sell the Isokinetic Business to the Distributor on terms no less favorable than as set out in the Transfer Notice (save that the consideration payable by the Distributor shall exceed the consideration set out in the Transfer Notice by US$1).

     (b) The Distributor shall within seven days of receipt of a Transfer Notice inform CYBEX whether it wishes to acquire the Isokinetic Business and if it wishes to acquire said Business CYBEX shall be obliged to sell said Business to the Distributor. If the Distributor does not indicate within the said seven day period its intention to acquire the Isokinetic Business then CYBEX shall be at liberty to transfer said Business to any third party in accordance with the terms set out in the Transfer Notice but shall not be entitled to sell said Business for any lower consideration than specified in said Notice.

     (c) In the event that CYBEX intends to cease operating the Isokinetic Business (without a sale or other disposition of such Business), CYBEX shall give the Distributor not less than seven days notice of its cessation of such Business and the Distributor shall be entitled to make a bid to purchase such Business; provided (in the event there is no sale of such Business) CYBEX will exercise its best endeavors (subject to the transfer of its physical facility) to supply Isokinetic Products as reasonably required by Distributor for the period of six months following the date of such notice and CYBEX will supply replacement parts for any Isokinetic Product as long as there is an existing warranty obligation by CYBEX for such product. In the event CYBEX intends to transfer its physical facility, it will give the Distributor not less than seven days notice prior to such transfer and the Distributor shall be entitled to place a bulk order (on mutually agreed reasonable terms) to cover the time gap resulting from the transfer of the physical facility.

15.  Information Evaluation
     ----------------------

     (a) The Distributor shall have the right once during any calendar year of the Term, on not less than seven days prior written notice, to inspect the source of any information relating to the price of the Products under this Agreement and to instruct its auditors to produce a report certifying the accuracy of any such information. If such audit reveals any material inaccuracy in such information (being any such inaccuracy which has resulted in the Distributor making any overpayments exceeding 1% of the total amount shown by such Report to be the correct amount which should have been paid by the Distributor for all Products for the year) and such material inaccuracy is confirmed by agreement of, or a decision binding on, the parties, CYBEX shall bear the cost of such Report. If a material inaccuracy is not shown by such Report and confirmed, the Distributor shall bear the cost of such Report. If an overpayment or underpayment is identified and confirmed through this process, CYBEX or the Distributor, as applicable, shall make a corrective payment within 14 days of demand.

     (b) CYBEX shall have the right once during any calendar year of the Term, on not less than seven days prior written notice, to inspect the source of any information relating to the Distributor's performance against the Performance Criteria set forth in Clause 13 and to instruct its auditors to produce a report certifying the accuracy of any such information. If such audit reveals any material inaccuracy in such information (being any such inaccuracy which has resulted in the Distributor not meeting one or more of the Performance Criteria and thereby being subject to a termination pursuant to Clause 13(c)) and such material inaccuracy is confirmed by agreement of, or a decision binding on, the parties, the Distributor shall bear the cost of such Report. If a material inaccuracy is not shown by such Report and confirmed, CYBEX shall bear the cost of such report.

     (c) Each party shall, if requested by the other in accordance with this Agreement, provide that other party and its authorized representatives with such information, access to documentation and assistance as is within the possession of that party and which may be reasonably required by the other party for the purposes of any such review.

16.  Force Majeure
     -------------

     (a) If any party is affected by Force Majeure it shall forthwith notify the other parties of the nature and extent thereof.

     (b) No party shall be deemed to be in breach of this Agreement, or otherwise be liable to the others, by reason of any delay in performance, or non-performance, of any of its obligations hereunder to the extent that such delay or non-performance is due to any Force Majeure of which it has notified the other party, and the time for performance of that obligation shall be extended accordingly.

     (c) If the Force Majeure in question prevails for a continuous period of five months, the parties shall make a bona fide attempt to alleviate the effect of the

          Force Majeure and, if that attempt has not been successful by the end of the sixth month, the affected party or parties have the right to terminate this Agreement in accordance with Clause 12 notwithstanding the existence of the Force Majeure.

17.  Binding Effect
     --------------

     This Agreement is binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns.

18.  No Implied Waivers
     ------------------

     The failure of either party at any time to require performance by the other of any provision of this Agreement shall in no way affect the full right to require such performance at any time thereafter, nor shall waiver by either party of any succeeding breach of the same or any other provision constitute a waiver of the provision itself.

19.  Amendments
     ----------

     Terms of this Agreement may be amended by mutual consent of the parties hereto only in writing, duly signed by authorized officials of each of the parties.

20.  Entire Agreement
     ----------------

     This Agreement contains the entire agreement among CYBEX, Trotter, Distributor, and Forza with respect to the subject matters hereof and with effect from the Effective Date supersedes all prior agreements or understandings of the parties with respect thereto.

21.  Severability
     ------------

     If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable or in conflict with the law of any state or jurisdiction, such provision shall be severed from this Agreement or otherwise modified to become valid and enforceable insofar as it relates to that jurisdiction only, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

22.  Nature of Agreement
     -------------------

     Nothing in this Agreement shall create, or be deemed to create, a partnership or the relationship of principal and agent or employer and employee between the parties.

23.  Applicable Law
     --------------

     This Agreement shall be governed by and construed in all respects in accordance with the laws of England.

24.  Jurisdiction
     ------------

     The courts within the State of Massachusetts shall have exclusive jurisdiction of all disputes and controversies arising out of or related to this Agreement or the parties' performance hereunder, and the parties consent to the exclusive jurisdiction of such courts.

25.  Notices and Service
     -------------------

25.1 Any Notice required or desired to be given by either party hereto to the other shall be deemed validly given if delivered by hand or sent by pre-paid post (airmail, if sent abroad) or by fax:

          (i) in the case of CYBEX or Trotter, to its above address (fax 1508 533 5799) (attn: Peter Haines) but with a courtesy copy to James Carll at Archer & Greiner (fax 1 609 795 0574);

         (ii) in the case of the Distributor or Forza, to its above address (fax 44 171 816 5375) (attn: David Giampaolo/Patrick Hooper) but with a courtesy copy to John Loffhagen at Gouldens (fax 44 171 583 3051)

     but any party may by written notice to the others nominate an alternative address (or fax number) for the purposes of service hereunder.

25.2 In the case of a Notice delivered by hand it shall be deemed to be delivered at the time of delivery (if delivered between 9:00 a.m. and 4:30 p.m. on a business day in the receiving party's country) or (if not so delivered) at 9:00 a.m. in the receiving party's country on the next business day following; in the case of a Notice posted as aforesaid it shall be deemed to have been served on the fifth business day following dispatch; and in the case of a Notice sent by fax it shall be deemed to have been served at the time of dispatch (if dispatched on a business day between 9:00 a.m. and 4:30 p.m. in the receiving party's country) or (if not so dispatched) at 9:00 a.m. in the receiving party's country on the next following business day.

25.3 For the avoidance of doubt any consent required to be given in writing pursuant to the provisions of this Agreement may be given by fax.

25.4 Each of the parties shall give notice to the other of any address or telephone, fax or similar number at the earliest possible opportunity but in any event within 48 hours of such change.

26.  Warranty as to Status and Authority
     -----------------------------------

     (a) CYBEX hereby warrants and represents to the Distributor that it is a corporation duly organized under the laws of the State of New York with full power to enter into this Agreement and any agreement to be entered into pursuant hereto and to exercise its rights and perform its obligations under this Agreement and any such ancillary agreements and all corporate and other action required to authorize its execution of such documents and its performance of its obligations thereunder has been duly taken.

     (b) Trotter hereby warrants and represents to the Distributor that it is a corporation duly organized under the laws of the State of Delaware with full power to enter into this Agreement and any agreement to be entered into pursuant hereto and to exercise its rights and perform its obligations under this Agreement and any such ancillary agreements and all corporate and other action required to authorize its execution of such documents and its performance of its obligations thereunder has been duly taken.

     (c) CYBEX and Trotter each hereby warrants and represents to the Distributor that it has obtained all necessary consents and authorizations to enable it lawfully to enter into and perform its obligations under or contemplated by this Agreement and any ancillary agreements each of which it warrants is or will when entered into be valid and enforceable against it in accordance with its terms.

     (d) The Distributor and Forza each hereby warrants and represents to CYBEX that it is a corporation duly organized under the laws of England with full power to enter into this agreement and any agreement to be entered into pursuant hereto and to exercise its rights and perform its obligations under this Agreement and any such ancillary agreements and all corporate and other actions required to authorize its execution of such documents and its performance of its obligations thereunder has been duly taken.

     (e) The Distributor and Forza each hereby warrants and represents to CYBEX that it has obtained all necessary consents and authorizations to enable it lawfully to enter into and perform its obligations under or contemplated by this Agreement and any ancillary agreements each of which it warrants is or will when entered into be valid and enforceable against it in accordance with its terms.

27.  Announcements
     -------------

     Save in respect of statutory returns or matters required to be disclosed by law or to any governmental or regulatory authority, none of the parties hereto shall make any press statement or other public announcement in connection with this Agreement without the prior written approval of the others in connection with the text of such statement or announcement.
     CYBEX agrees to publish an announcement within ten business days of the Effective Date disclosing that it is taking the action described in Clause 3(b), and the Distributor agrees to publish an announcement within ten business days of the Effective Date disclosing that it is taking the action described in Clause 6(b).

28.  Costs of Litigation
     -------------------

     In the event of litigation arising out of or related to this Agreement or the parties' performance hereunder, the prevailing party or parties shall be entitled to recover from the other party or parties to the litigation, upon a final judgment, reasonable costs and expenses of litigation, including without limitation attorneys fees, relating to such litigation (including appeals).

29.  Enforceability.
     --------------

     Insofar as the restrictions contained in this Agreement or any arrangement of which it forms part are registerable under the Restrictive Trade Practices Act 1976 (the "RTPA") such restrictions shall to such extent not come into force until the day following the day upon which such particulars relating thereto as are required to be filed with the Office of Fair Trading ("OFT") pursuant to the RTPA shall have been received by the OFT for filing. CYBEX hereby authorizes Forza to file such particulars with the OFT and CYBEX and Forza hereby undertake to use their respective best endeavours to provide such further information and assistance as may be required in relation to this Agreement (i) by the OFT or (ii) in support of an application to the Court for a declaration that none of the said restrictions is contrary to the public interest.

30.  Counterparts
     ------------

     This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original instrument.

AS WITNESS the hands of the duly authorized representatives of the parties the day and year first above written.

CYBEX INTERNATIONAL, INC.                     TROTTER INC.

BY:   /s/ Peter Haines                        BY:   /s/  Peter Haines
   --------------------------------              -------------------------------
Print Name:      Peter Haines                 Print Name:   Peter Haines
           ------------------------                      -----------------------



FORZA FITNESS EQUIPMENT LIMITED               THE FORZA GROUP LIMITED

BY:   /s/  Patrick Hooper                     BY:   /s/ David Giampaolo
   --------------------------------              -------------------------------
Print Name: Patrick Hooper                    Print Name:   David Giampaolo
           ------------------------                      -----------------------